EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Skyworks Solutions, Inc.:

We consent to the use of our report dated December 10, 2004, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2004, incorporated herein by reference.

/s/ KPMG LLP

KPMG LLP

Boston, Massachusetts
January 26, 2005